Exhibit 1.A.(1)(b)

                                      96-53


                          PRUCO LIFE INSURANCE COMPANY

                      Action by Executive Committee of the
                     Board of Directors by Unanimous Consent

     Pursuant to Section 4.12 of Article IV of the By-laws of Pruco Life Insurance Company, an Arizona corporation, and pursuant to Section 10-044 of the Arizona General Corporation Law, the undersigned, being or acting for all of the regular members of the Executive Committee of the Board of Directors of such Company, hereby consent to and adopt the following resolutions:

                 R- 821 Amendment of Separate Account Resolution
                        ----------------------------------------

     RESOLVED, that resolution R-263 establishing the "Pruco Life Variable Appreciable Account" (hereinafter - "Account") is hereby amended, in part, to provide that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received pursuant to certain Variable Appreciable Life Insurance Contracts and/or other flexible premium variable life insurance contracts ("Variable Contracts") sold as part of its variable life insurance program ("Program") and (ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Variable Contracts and lodged in the Account, and such amounts and the dividends, interest and gains produced thereby shall be invested, subject to the rights of the holders of such Variable contracts, (i) in shares of The Prudential Series Fund, Inc., an open-end diversified management investment company of the series type, at the net asset value of such shares at the time of acquisition and (ii) in shares of such other open-end diversified management investment companies as may be determined from time to time by the proper officers of the Company, at the net asset value of such shares at the time of acquisition.

Dated:  November 25, 1996



                                  /s/
                                  -----------------------------
                                  Esther H. Milnes

                                  /s/
                                  -----------------------------
                                  I. Edward Price

                                  /s/
                                  -----------------------------
                                  William F. Yelverton




                                      II-10